Exhibit 99.1
ENDO REPORTS FOURTH-QUARTER AND FULL-YEAR 2020 FINANCIAL RESULTS AND INTRODUCES 2021 FINANCIAL GUIDANCE
DUBLIN, February 25, 2021 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the fourth-quarter and full-year ended December 31, 2020 and introduced 2021 financial guidance.
“I am proud of all that the Endo team achieved in a very challenging year. We made significant progress in advancing our strategic priorities, delivered solid financial performance, rapidly responded to the COVID-19 pandemic and advanced our ESG-related actions,” said Blaise Coleman, President and Chief Executive Officer at Endo.
“Looking ahead, we remain committed to expanding and enhancing our portfolio through focused investments, including the anticipated spring 2021 launch of QWO®, the first and only FDA approved injectable treatment for cellulite. Together with our previously announced business transformation initiatives, we are confident that continuing to execute on our strategic priorities will enable us to deliver sustainable value over the long-term.”
FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019 (1)	Change	2020	2019 (1)	Change
Total Revenues, Net	$760,221	$764,800	(1)%	$2,903,074	$2,914,364	—%
Reported Income (Loss) from Continuing Operations	$141,247	$(208,489)	NM	$247,464	$(360,584)	NM
Reported Diluted Weighted Average Shares	234,474	226,787	3%	233,653	226,050	3%
Reported Diluted Net Income (Loss) per Share from Continuing Operations	$0.60	$(0.92)	NM	$1.06	$(1.60)	NM
Reported Net Income (Loss)	$119,343	$(218,643)	NM	$183,944	$(422,636)	NM
Adjusted Income from Continuing Operations (3)	$175,995	$185,231	(5)%	$670,370	$616,078	9%
Adjusted Diluted Weighted Average Shares (2)(3)	234,474	231,571	1%	233,653	231,706	1%
Adjusted Diluted Net Income per Share from Continuing Operations (3)	$0.75	$0.80	(6)%	$2.87	$2.66	8%
Adjusted EBITDA (3)	$351,635	$361,336	(3)%	$1,395,942	$1,374,172	2%
__________
(1)Certain prior period adjusted amounts have been revised as a result of a change in the Company’s definition of its adjusted financial metrics. Refer to the “Supplemental Financial Information” section below for additional discussion.
(2)Reported Diluted Net Income (Loss) per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(3)The information presented in the table above includes non-GAAP financial measures such as “Adjusted Income from Continuing Operations,” “Adjusted Diluted Weighted Average Shares,” “Adjusted Diluted Net Income per Share from Continuing Operations” and “Adjusted EBITDA.” Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.

CONSOLIDATED RESULTS
Total revenues were $760 million in fourth-quarter 2020, a decrease of 1% compared to $765 million during the same period in 2019. This result was primarily attributable to decreased Generic Pharmaceuticals segment revenues which were largely offset by increased Sterile Injectables segment revenues.
Reported income from continuing operations in fourth-quarter 2020 was $141 million compared to a reported loss from continuing operations of $208 million during the same period in 2019. This result was primarily attributable to decreased asset impairment charges and a non-cash income tax benefit resulting from a change in deferred tax liabilities following the BioSpecifics Technologies Corp. (BioSpecifics) acquisition in fourth-quarter 2020. Reported diluted net income per share from continuing operations in fourth-quarter 2020 was $0.60 compared to reported diluted net loss per share from continuing operations in fourth-quarter 2019 of $0.92.
Adjusted income from continuing operations in fourth-quarter 2020 was $176 million compared to $185 million in fourth-quarter 2019. Adjusted diluted net income per share from continuing operations in fourth-quarter 2020 was $0.75 compared to $0.80 in fourth-quarter 2019. These decreases were primarily attributable to higher adjusted operating expenses.
BRANDED PHARMACEUTICALS SEGMENT
Fourth-quarter 2020 Branded Pharmaceuticals segment revenues were $225 million and were comparable to revenues of $226 million during fourth-quarter 2019.
Specialty Products revenues increased 4% to $154 million in fourth-quarter 2020 compared to $149 million in fourth-quarter 2019, with sales of XIAFLEX® increasing 4% to $105 million compared to sales of $102 million in fourth-quarter 2019. Established Products revenues decreased 8% to $71 million in fourth-quarter 2020 compared to $77 million in fourth-quarter 2019, driven primarily by TESTOPEL® supply normalization.
STERILE INJECTABLES SEGMENT
Fourth-quarter 2020 Sterile Injectables segment revenues were $332 million, an increase of 16% compared to $285 million during fourth-quarter 2019. This increase was primarily driven by higher VASOSTRICT® revenues.
GENERIC PHARMACEUTICALS SEGMENT
Fourth-quarter 2020 Generic Pharmaceuticals segment revenues were $180 million, a decrease of 20% compared to $226 million during fourth-quarter 2019. This decrease was primarily attributable to continued competitive pressures on certain key products.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Fourth-quarter 2020 International Pharmaceuticals segment revenues decreased 18% to $23 million compared to $29 million during fourth-quarter 2019. This decrease was primarily attributable to continued competitive pressures on certain key products.

2021 FINANCIAL GUIDANCE
Endo is providing financial guidance for the first-quarter and full-year ending December 31, 2021. The guidance below contemplates a range of potential outcomes that reflect uncertainties in certain key assumptions including, among other things, uncertainties related to the COVID-19 pandemic. These statements are forward-looking, and actual results may differ materially from Endo’s expectations, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

	First-Quarter 2021	Full-Year 2021
Total Revenues, Net	$620M - $680M	$2.55B - $2.79B
Adjusted EBITDA	$270M - $300M	$1.12B - $1.28B
Adjusted Diluted Net Income per Share from Continuing Operations	$0.40 - $0.50	$1.80 - $2.30
Assumptions:
Adjusted Gross Margin	~70.5%	~70.0% - 71.0%
Adjusted Operating Expenses as a Percentage of Total Revenues, Net	~30.5%	~28.5% - 29.5%
Adjusted Interest Expense	~$135M	~$540M
Adjusted Effective Tax Rate	~16.5%	~13.0% - 14.0%
Adjusted Diluted Weighted Average Shares	~237M	~239M
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of December 31, 2020, the Company had approximately $1.2 billion in unrestricted cash; $8.3 billion of debt; and a net debt to adjusted EBITDA ratio of 5.1.
Fourth-quarter 2020 net cash provided by operating activities was $108 million, compared to $21 million of net cash used in operating activities during fourth-quarter 2019.
On December 2, 2020, the Company completed the previously announced acquisition of BioSpecifics, a commercial-stage biopharmaceutical company, for $88.50 per share in an all-cash transaction. We paid approximately $560 million in cash, net of cash, cash equivalents and investments acquired, to acquire BioSpecifics.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release tomorrow, February 26, 2021, at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 8387347. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from February 26, 2021 at 10:30 a.m. ET until 10:30 a.m. ET on March 5, 2021 by dialing U.S./Canada (855) 859-2056; International (404) 537-3406, and entering the passcode 8387347.
A simultaneous webcast of the call can be accessed by visiting http://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three months and years ended December 31, 2020 and 2019 (dollars in thousands):

	Three Months Ended December 31,		Percent Growth	Year Ended December 31,		Percent Growth
	2020	2019		2020	2019
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$105,212	$101,520	4%	$316,234	$327,638	(3)%
SUPPRELIN® LA	24,838	20,255	23%	88,182	86,797	2%
Other Specialty (1)	23,867	26,844	(11)%	92,662	105,241	(12)%
Total Specialty Products	$153,917	$148,619	4%	$497,078	$519,676	(4)%
Established Products:
PERCOCET®	$27,323	$27,813	(2)%	$110,112	$116,012	(5)%
TESTOPEL®	8,357	14,414	(42)%	35,234	55,244	(36)%
Other Established (2)	34,907	34,705	1%	139,356	164,470	(15)%
Total Established Products	$70,587	$76,932	(8)%	$284,702	$335,726	(15)%
Total Branded Pharmaceuticals (3)	$224,504	$225,551	—%	$781,780	$855,402	(9)%
Sterile Injectables:
VASOSTRICT®	$213,116	$146,883	45%	$785,646	$531,737	48%
ADRENALIN®	31,739	45,827	(31)%	152,074	179,295	(15)%
Ertapenem for injection	18,959	25,060	(24)%	65,607	104,679	(37)%
APLISOL®	10,399	5,830	78%	36,220	61,826	(41)%
Other Sterile Injectables (4)	57,637	61,568	(6)%	199,300	185,594	7%
Total Sterile Injectables (3)	$331,850	$285,168	16%	$1,238,847	$1,063,131	17%
Total Generic Pharmaceuticals	$180,440	$225,560	(20)%	$783,110	$879,882	(11)%
Total International Pharmaceuticals	$23,427	$28,521	(18)%	$99,337	$115,949	(14)%
Total revenues, net	$760,221	$764,800	(1)%	$2,903,074	$2,914,364	—%
__________
(1)Products included within Other Specialty are NASCOBAL® Nasal Spray and AVEED®.
(2)Products included within Other Established include, but are not limited to, EDEX® and LIDODERM®.
(3)Individual products presented above represent the top two performing products in each product category for the year ended December 31, 2020 and/or any product having revenues in excess of $100 million during any of the years ended December 31, 2020, 2019 or 2018 or $25 million during any quarterly period in 2020 or 2019.
(4)Products included within Other Sterile Injectables include ephedrine sulfate injection and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three months and years ended December 31, 2020 and 2019 (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
TOTAL REVENUES, NET	$760,221	$764,800	$2,903,074	$2,914,364
COSTS AND EXPENSES:
Cost of revenues	369,539	400,056	1,442,511	1,569,338
Selling, general and administrative	176,221	160,671	698,506	632,420
Research and development	64,737	34,379	158,902	130,732
Litigation-related and other contingencies, net	4,889	15,304	(19,049)	11,211
Asset impairment charges	14,147	267,430	120,344	526,082
Acquisition-related and integration items, net	(551)	(19,115)	16,549	(46,098)
Interest expense, net	135,250	134,347	532,939	538,734
Gain on extinguishment of debt	—	—	—	(119,828)
Other expense (income), net	4,208	(3,731)	(21,110)	16,677
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(8,219)	$(224,541)	$(26,518)	$(344,904)
INCOME TAX (BENEFIT) EXPENSE	(149,466)	(16,052)	(273,982)	15,680
INCOME (LOSS) FROM CONTINUING OPERATIONS	$141,247	$(208,489)	$247,464	$(360,584)
DISCONTINUED OPERATIONS, NET OF TAX	(21,904)	(10,154)	(63,520)	(62,052)
NET INCOME (LOSS)	$119,343	$(218,643)	$183,944	$(422,636)
NET INCOME (LOSS) PER SHARE—BASIC:
Continuing operations	$0.61	$(0.92)	$1.08	$(1.60)
Discontinued operations	(0.09)	(0.04)	(0.28)	(0.27)
Basic	$0.52	$(0.96)	$0.80	$(1.87)
NET INCOME (LOSS) PER SHARE—DILUTED:
Continuing operations	$0.60	$(0.92)	$1.06	$(1.60)
Discontinued operations	(0.09)	(0.04)	(0.27)	(0.27)
Diluted	$0.51	$(0.96)	$0.79	$(1.87)
WEIGHTED AVERAGE SHARES:
Basic	230,301	226,787	229,314	226,050
Diluted	234,474	226,787	233,653	226,050

The following table presents unaudited Condensed Consolidated Balance Sheet data at December 31, 2020 and December 31, 2019 (in thousands):

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,213,437	$1,454,531
Restricted cash and cash equivalents	171,563	247,457
Accounts receivable	511,262	467,953
Inventories, net	352,260	327,865
Other current assets	164,736	88,412
Total current assets	$2,413,258	$2,586,218
TOTAL NON-CURRENT ASSETS	6,851,379	6,803,309
TOTAL ASSETS	$9,264,637	$9,389,527
LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,208,061	$1,412,954
Other current liabilities	45,763	47,335
Total current liabilities	$1,253,824	$1,460,289
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,280,578	8,359,899
OTHER LIABILITIES	378,174	435,883
SHAREHOLDERS' DEFICIT	(647,939)	(866,544)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$9,264,637	$9,389,527

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the years ended December 31, 2020 and 2019 (in thousands):

	Year Ended December 31,
	2020	2019
OPERATING ACTIVITIES:
Net income (loss)	$183,944	$(422,636)
Adjustments to reconcile Net income (loss) to Net cash provided by operating activities:
Depreciation and amortization	518,807	612,862
Asset impairment charges	120,344	526,082
Other, including cash payments to claimants from Qualified Settlement Funds	(425,703)	(618,256)
Net cash provided by operating activities	$397,392	$98,052
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(69,971)	$(63,854)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(649,504)	—
Proceeds from sales and maturities of investments	92,763	—
Proceeds from sale of business and other assets, net	6,737	6,577
Other	(4,892)	(2,921)
Net cash used in investing activities	$(624,867)	$(60,198)
FINANCING ACTIVITIES:
(Payments on) proceeds from borrowings, net	$(96,683)	$237,989
Other	(11,884)	(33,388)
Net cash (used in) provided by financing activities	$(108,567)	$204,601
Effect of foreign exchange rate	654	1,096
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$(335,388)	$243,551
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,720,388	1,476,837
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,385,000	$1,720,388

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Effective January 1, 2020, the Company revised its definition of its adjusted financial metrics to exclude certain legal costs. The Company believes that such costs are not indicative of business performance and that excluding them more accurately reflects the Company’s results and better enables management to compare financial results between periods. As a result of this change, the Company’s adjusted financial metrics now exclude opioid-related legal expenses. Prior period adjusted results throughout this document have also been adjusted to reflect this change. The impact of excluding these costs during the three months and years ended December 31, 2020 and 2019 is reflected in the Certain legal costs lines of each of the following reconciliation tables.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the three months and years ended December 31, 2020 and 2019 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$119,343	$(218,643)	$183,944	$(422,636)
Income tax (benefit) expense	(149,466)	(16,052)	(273,982)	15,680
Interest expense, net	135,250	134,347	532,939	538,734
Depreciation and amortization (14)	119,562	144,453	496,349	612,862
EBITDA (non-GAAP)	$224,689	$44,105	$939,250	$744,640

Upfront and milestone-related payments (2)	32,606	2,568	35,075	6,623
Continuity and separation benefits and other cost reductions (3)	25,926	19,426	126,282	34,598
Certain litigation-related and other contingencies, net (4)	4,889	15,304	(19,049)	11,211
Certain legal costs (5)	15,935	15,053	67,819	65,282
Asset impairment charges (6)	14,147	267,430	120,344	526,082
Acquisition-related and integration costs (7)	196	—	196	—
Fair value of contingent consideration (8)	(747)	(19,115)	16,353	(46,098)
Gain on extinguishment of debt (9)	—	—	—	(119,828)
Share-based compensation (14)	7,905	10,233	36,167	59,142
Other expense (income), net (15)	4,208	(3,731)	(21,110)	16,677
Other (10)	(23)	(91)	31,095	13,791
Discontinued operations, net of tax (12)	21,904	10,154	63,520	62,052
Adjusted EBITDA (non-GAAP)	$351,635	$361,336	$1,395,942	$1,374,172

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s Income (loss) from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three months and years ended December 31, 2020 and 2019 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Income (loss) from continuing operations (GAAP)	$141,247	$(208,489)	$247,464	$(360,584)
Non-GAAP adjustments:
Amortization of intangible assets (1)	101,742	125,913	427,543	543,862
Upfront and milestone-related payments (2)	32,606	2,568	35,075	6,623
Continuity and separation benefits and other cost reductions (3)	25,926	19,426	126,282	34,598
Certain litigation-related and other contingencies, net (4)	4,889	15,304	(19,049)	11,211
Certain legal costs (5)	15,935	15,053	67,819	65,282
Asset impairment charges (6)	14,147	267,430	120,344	526,082
Acquisition-related and integration costs (7)	196	—	196	—
Fair value of contingent consideration (8)	(747)	(19,115)	16,353	(46,098)
Gain on extinguishment of debt (9)	—	—	—	(119,828)
Other (10)	3,727	(2,002)	17,164	28,252
Tax adjustments (11)	(163,673)	(30,857)	(368,821)	(73,322)
Adjusted income from continuing operations (non-GAAP)	$175,995	$185,231	$670,370	$616,078

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three months and years ended December 31, 2020 and 2019 (in thousands, except per share data):

Three Months Ended December 31, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$760,221	$369,539	$390,682	51.4%	$259,443	34.1%	$131,239	17.3%	$139,458	$(8,219)	$(149,466)	1,818.5%	$141,247	$(21,904)	$119,343	$0.60
Items impacting comparability:
Amortization of intangible assets (1)	—	(101,742)	101,742		—		101,742		—	101,742	—		101,742	—	101,742
Upfront and milestone-related payments (2)	—	(925)	925		(31,681)		32,606		—	32,606	—		32,606	—	32,606
Continuity and separation benefits and other cost reductions (3)	—	(11,721)	11,721		(14,205)		25,926		—	25,926	—		25,926	—	25,926
Certain litigation-related and other contingencies, net (4)	—	—	—		(4,889)		4,889		—	4,889	—		4,889	—	4,889
Certain legal costs (5)	—	—	—		(15,935)		15,935		—	15,935	—		15,935	—	15,935
Asset impairment charges (6)	—	—	—		(14,147)		14,147		—	14,147	—		14,147	—	14,147
Acquisition-related and integration costs (7)	—	—	—		(196)		196		—	196	—		196	—	196
Fair value of contingent consideration (8)	—	—	—		747		(747)		—	(747)	—		(747)	—	(747)
Other (10)	—	—	—		—		—		(3,727)	3,727	—		3,727	—	3,727
Tax adjustments (11)	—	—	—		—		—		—	—	163,673		(163,673)	—	(163,673)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	21,904	21,904
After considering items (non-GAAP)	$760,221	$255,151	$505,070	66.4%	$179,137	23.6%	$325,933	42.9%	$135,731	$190,202	$14,207	7.5%	$175,995	$—	$175,995	$0.75

Three Months Ended December 31, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (13)
Reported (GAAP)	$764,800	$400,056	$364,744	47.7%	$458,669	60.0%	$(93,925)	(12.3)%	$130,616	$(224,541)	$(16,052)	7.1%	$(208,489)	$(10,154)	$(218,643)	$(0.92)
Items impacting comparability:
Amortization of intangible assets (1)	—	(125,913)	125,913		—		125,913		—	125,913	—		125,913	—	125,913
Upfront and milestone-related payments (2)	—	(542)	542		(2,026)		2,568		—	2,568	—		2,568	—	2,568
Continuity and separation benefits and other cost reductions (3)	—	(4,689)	4,689		(14,737)		19,426		—	19,426	—		19,426	—	19,426
Certain litigation-related and other contingencies, net (4)	—	—	—		(15,304)		15,304		—	15,304	—		15,304	—	15,304
Certain legal costs (5)	—	—	—		(15,053)		15,053		—	15,053	—		15,053	—	15,053
Asset impairment charges (6)	—	—	—		(267,430)		267,430		—	267,430	—		267,430	—	267,430
Fair value of contingent consideration (8)	—	—	—		19,115		(19,115)		—	(19,115)	—		(19,115)	—	(19,115)
Other (10)	—	—	—		—		—		2,002	(2,002)	—		(2,002)	—	(2,002)
Tax adjustments (11)	—	—	—		—		—		—	—	30,857		(30,857)	—	(30,857)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	10,154	10,154
After considering items (non-GAAP)	$764,800	$268,912	$495,888	64.8%	$163,234	21.3%	$332,654	43.5%	$132,618	$200,036	$14,805	7.4%	$185,231	$—	$185,231	$0.80

Year Ended December 31, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$2,903,074	$1,442,511	$1,460,563	50.3%	$975,252	33.6%	$485,311	16.7%	$511,829	$(26,518)	$(273,982)	1,033.2%	$247,464	$(63,520)	$183,944	$1.06
Items impacting comparability:
Amortization of intangible assets (1)	—	(427,543)	427,543		—		427,543		—	427,543	—		427,543	—	427,543
Upfront and milestone-related payments (2)	—	(1,717)	1,717		(33,358)		35,075		—	35,075	—		35,075	—	35,075
Continuity and separation benefits and other cost reductions (3)	—	(55,413)	55,413		(70,869)		126,282		—	126,282	—		126,282	—	126,282
Certain litigation-related and other contingencies, net (4)	—	—	—		19,049		(19,049)		—	(19,049)	—		(19,049)	—	(19,049)
Certain legal costs (5)	—	—	—		(67,819)		67,819		—	67,819	—		67,819	—	67,819
Asset impairment charges (6)	—	—	—		(120,344)		120,344		—	120,344	—		120,344	—	120,344
Acquisition-related and integration costs (7)	—	—	—		(196)		196		—	196	—		196	—	196
Fair value of contingent consideration (8)	—	—	—		(16,353)		16,353		—	16,353	—		16,353	—	16,353
Other (10)	—	—	—		(31,118)		31,118		13,954	17,164	—		17,164	—	17,164
Tax adjustments (11)	—	—	—		—		—		—	—	368,821		(368,821)	—	(368,821)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	63,520	63,520
After considering items (non-GAAP)	$2,903,074	$957,838	$1,945,236	67.0%	$654,244	22.5%	$1,290,992	44.5%	$525,783	$765,209	$94,839	12.4%	$670,370	$—	$670,370	$2.87

Year Ended December 31, 2019
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (13)
Reported (GAAP)	$2,914,364	$1,569,338	$1,345,026	46.2%	$1,254,347	43.0%	$90,679	3.1%	$435,583	$(344,904)	$15,680	(4.5)%	$(360,584)	$(62,052)	$(422,636)	$(1.60)
Items impacting comparability:
Amortization of intangible assets (1)	—	(543,862)	543,862		—		543,862		—	543,862	—		543,862	—	543,862
Upfront and milestone-related payments (2)	—	(2,484)	2,484		(4,139)		6,623		—	6,623	—		6,623	—	6,623
Continuity and separation benefits and other cost reductions (3)	—	(5,693)	5,693		(28,905)		34,598		—	34,598	—		34,598	—	34,598
Certain litigation-related and other contingencies, net (4)	—	—	—		(11,211)		11,211		—	11,211	—		11,211	—	11,211
Certain legal costs (5)	—	—	—		(65,282)		65,282		—	65,282	—		65,282	—	65,282
Asset impairment charges (6)	—	—	—		(526,082)		526,082		—	526,082	—		526,082	—	526,082
Fair value of contingent consideration (8)	—	—	—		46,098		(46,098)		—	(46,098)	—		(46,098)	—	(46,098)
Gain on extinguishment of debt (9)	—	—	—		—		—		119,828	(119,828)	—		(119,828)	—	(119,828)
Other (10)	—	—	—		(13,878)		13,878		(14,374)	28,252	—		28,252	—	28,252
Tax adjustments (11)	—	—	—		—		—		—	—	73,322		(73,322)	—	(73,322)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	62,052	62,052
After considering items (non-GAAP)	$2,914,364	$1,017,299	$1,897,065	65.1%	$650,948	22.3%	$1,246,117	42.8%	$541,037	$705,080	$89,002	12.6%	$616,078	$—	$616,078	$2.66

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three months and years ended December 31, 2020 and 2019 are as follows:
(1)Adjustments for amortization of commercial intangible assets included the following (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Amortization of intangible assets excluding fair value step-up from contingent consideration	$100,926	$123,669	$424,276	$523,872
Amortization of intangible assets related to fair value step-up from contingent consideration	816	2,244	3,267	19,990
Total	$101,742	$125,913	$427,543	$543,862
(2)Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended December 31,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$925	$—	$542	$—
Development-based	—	31,681	—	2,026
Total	$925	$31,681	$542	$2,026

	Year Ended December 31,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$1,717	$—	$2,484	$—
Development-based	—	33,358	—	4,139
Total	$1,717	$33,358	$2,484	$4,139
The amounts included in Development-based payments included a fourth-quarter 2020 charge of $28.6 million related to in-process research and development assets expensed in connection with the acquisition of BioSpecifics.
(3)Adjustments for continuity and separation benefits and other cost reductions included the following (in thousands):

	Three Months Ended December 31,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$3,585	$7,451	$4,689	$9,997
Accelerated depreciation charges	5,039	2,744	—	—
Other	3,097	4,010	—	4,740
Total	$11,721	$14,205	$4,689	$14,737

	Year Ended December 31,
	2020		2019
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$36,775	$50,132	$5,693	$17,881
Accelerated depreciation charges	15,567	6,892	—	—
Other	3,071	13,845	—	11,024
Total	$55,413	$70,869	$5,693	$28,905
Included within the Continuity and separation benefits line are costs associated with certain continuity and transitional compensation arrangements for certain senior management of the Company. Additionally, amounts during the three months and year ended December 31, 2020 include severance and other restructuring charges related to the previously announced strategic initiatives to further optimize Endo’s operations.

(4)To exclude adjustments to accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by subsidiaries.
(5)To exclude opioid-related legal expenses.
(6)Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Goodwill impairment charges	$—	$20,800	$32,786	$171,908
Other intangible asset impairment charges	14,146	243,046	79,917	347,706
Property, plant and equipment impairment charges	1	3,584	1,249	6,468
Operating lease right-of-use asset impairment charges	—	—	6,392	—
Total	$14,147	$267,430	$120,344	$526,082
(7)To exclude integration costs.
(8)To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to our estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(9)To exclude the gain on the extinguishment of debt associated with the Company’s March 2019 refinancing.
(10)The Other row included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP)) includes the following (in thousands):

	Three Months Ended December 31,
	2020		2019
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$4,345	$—	$1,488
(Gain) loss on sale of business and other assets	—	—	—	(5,488)
Other miscellaneous	—	(618)	—	1,998
Total	$—	$3,727	$—	$(2,002)

	Year Ended December 31,
	2020		2019
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$1,919	$—	$4,362
(Gain) loss on sale of business and other assets	—	(11,325)	—	(7,488)
Debt modification costs	31,118	—	—	—
Other miscellaneous	—	(4,548)	13,878	17,500
Total	$31,118	$(13,954)	$13,878	$14,374
The Other row included in the reconciliations of Net income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Operating expenses” columns.
(11)Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(12)To exclude the results of the businesses reported as discontinued operations, net of tax.

(13)Calculated as net income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
GAAP	234,474	226,787	233,653	226,050
Non-GAAP Adjusted	234,474	231,571	233,653	231,706
(14)Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Continuity and separation benefits and other cost reductions.
(15)To exclude Other expense (income), net per the Condensed Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of the Company’s Net income (GAAP) to Adjusted EBITDA (non-GAAP) for the twelve months ended December 31, 2020 (in thousands) and the calculation of the Company’s Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended December 31, 2020
Net income (GAAP)	$183,944
Income tax benefit	(273,982)
Interest expense, net	532,939
Depreciation and amortization (14)	496,349
EBITDA (non-GAAP)	$939,250

Upfront and milestone-related payments	$35,075
Continuity and separation benefits and other cost reductions	126,282
Certain litigation-related and other contingencies, net	(19,049)
Certain legal costs	67,819
Asset impairment charges	120,344
Acquisition-related and integration costs	196
Fair value of contingent consideration	16,353
Share-based compensation (14)	36,167
Other income, net	(21,110)
Other	31,095
Discontinued operations, net of tax	63,520
Adjusted EBITDA (non-GAAP)	$1,395,942

Calculation of Net Debt:
Debt	$8,314,728
Cash (excluding Restricted Cash)	1,213,437
Net Debt (non-GAAP)	$7,101,291

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	5.1

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo International plc
Endo (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, the statements by Mr. Coleman, as well as other statements regarding product development, market potential, corporate strategy and optimization efforts, together with Endo’s net income per share from continuing operations amounts, product net sales, revenue forecasts and other financial guidance for the first-quarter and full-year 2021, the impact of and response to the COVID-19 pandemic and any other statements that refer to Endo’s expected, estimated or anticipated future results. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo.

All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially and adversely from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; changes in legislation and regulatory developments; Endo’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic and/or optimization initiatives; the timing or results of any pending or future litigation, investigations or claims or actual or contingent liabilities, settlement discussions, negotiations or other adverse proceedings, including pending and future opioid-related matters, pending tax matters with the IRS and proceedings that involve or may involve key products such as VASOSTRICT®; unfavorable publicity regarding the misuse of opioids; the timing and uncertainty of any acquisition, including the possibility that various closing conditions may not be satisfied or waived, uncertainty surrounding the successful integration of any acquired business (such as our recently completed acquisition of BioSpecifics) and failure to achieve the expected financial and commercial results from such acquisition; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Endo’s ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect Endo’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.
Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845) 364-4833
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